UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 7, 2007

Lehman Brothers Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9466	13-3216325
(Commission File Number)	(IRS Employer Identification No.)

745 Seventh Avenue
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 526-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 7, 2007, the Compensation and Benefits Committee of Lehman Brothers Holdings Inc.’s Board of Directors (the “Compensation Committee”) approved the compensation formulas for performance-based bonuses that may be paid to our executive officers for the fiscal year ending November 30, 2008 (“Fiscal 2008”) under the Lehman Brothers Holdings Inc. Short-Term Executive Compensation Plan, as amended (the “Short-Term Executive Compensation Plan”). The Short-Term Executive Compensation Plan was approved by our stockholders in 1996 and 2003, and is designed to preserve the tax deductibility of compensation in excess of $1 million under Section 162(m) of the U.S. Internal Revenue Code. The compensation formulas for Fiscal 2008 are based on pre-tax income. The maximum amount of bonuses payable under the formulas will be calculated for each participant based on Fiscal 2008 pre-tax income; the amount of bonuses paid may be adjusted by the Compensation Committee at its discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date:	December 7, 2007	By:	/s/ James J. Killerlane III
James J. Killerlane III Vice President Assistant Secretary